Exhibit 99.1

For Immediate Release

Cars.com Reports Third Quarter 2026 Results

Focused execution drove efficiency and profitability gains while also powering Marketplace momentum, including launch of new self-service Marketplace Starter package

•
Revenue of $181.9 million includes 5% year-over-year Marketplace revenue growth
•
Net income increased to $16.3 million, up 113% year-over-year
•
Adjusted EBITDA grew to $55.8 million and Adjusted EBITDA margin of 30.7% outperformed guidance range by 120 bps
•
Share repurchases totaled 1.4 million shares for $16 million; year-to-date share repurchases totaled 7.6 million shares for $74 million and are on pace to 2026 target of $90 million

CHICAGO, November 5, 2026 -- Cars.com Inc. (NYSE: CARS), a trusted audience-powered and data-driven technology platform that simplifies buying and selling cars, today released its financial results for the third quarter ended September 30, 2026.

“Our third quarter results reinforced the growing strength of our core, scaled Marketplace. We once again grew Marketplace customers, reached another milestone in Premium+ package adoption, and also launched our first ever self-service subscription designed to meet the needs of local independent dealers. These outcomes flow directly from fundamental improvements to our operating model throughout 2026 that span our focus areas of product innovation, process efficiency, and organizational talent. Though still early, these steps point in the right direction. We are moving swiftly to extend that momentum across the rest of our portfolio as we build the foundation for product-led growth and long-term value creation,” said Tobias Hartmann, Chief Executive Officer of Cars.com, Inc.

Financial Highlights

(in thousands, except per share data)	Three Months Ended September 30,
	2026	2025	Change %
Revenue	$ 181,883	$ 181,573	NM
Net income	16,339	7,658	113%
Adjusted net income	32,329	30,381	6%
Adjusted EBITDA	55,817	54,631	2%
Net income per diluted share	0.30	0.12	150%
Adjusted net income per diluted share	0.58	0.48	21%

Key Metrics and Operational Highlights

(in millions, except dealer data)	Three Months Ended
	September 30, 2026	June 30, 2026	September 30, 2025	Change %	Change % Y/Y
Dealer Customers[1]	19,251	19,343	19,526	NM	(1%)
Monthly Average Revenue Per Dealer (“ARPD”)	$ 2,532	$ 2,500	$ 2,460	1%	3%
Average Monthly Unique Visitors (“UVs”)	24.7	22.8	25.5	8%	(3%)
Traffic (“Visits”)	150.2	143.0	156.2	5%	(4%)

•
Marketplace revenue was up 5% Y/Y based on both customer growth and greater uptake of higher-tier subscriptions, with Premium+ reaching 12% adoption for the quarter.
•
New self-service Marketplace Starter offering(1) was adopted by nearly 400 independent dealers, driving listings on Cars.com and adding new capabilities to serve local dealers.
•
ARPD rose 3% Y/Y based on healthy Marketplace performance and set its second-highest quarterly record.
•
Traffic and Average Monthly UVs performance reflects continued optimization of audience acquisition strategy, which delivered robust year-over-year growth in lead volume.
•
Cars.com was the #1 most cited automotive marketplace across major LLMs.2
•
Carson, the Cars.com AI-powered shopping assistant, crossed 1 million monthly users, nearly doubling year-over-year.
•
Appointed Mausam Bhatt as Chief Product Officer, a leader with deep experience in building and scaling digital businesses and marketplaces, underscoring the Company’s commitment to accelerating innovation and its product-led growth strategy.

NM = Not meaningful

1. Dealer Customers does not include Marketplace Starter packages, which are non-paid subscriptions.

2. Aggregated citation volume across ChatGPT, Google AI Overviews, Google AI Mode. Comparing Cars.com, Edmunds, Autotrader, CarGurus, KBB, Carfax, TrueCar, Carvana, and Carmax. Semrush, September 2026.

Q3 2026 Results

Revenue for the third quarter of $181.9 million was up slightly year-over-year. Subscription-based Dealer revenue of $163.4 million was up 1% year-over-year, driven by greater Marketplace value delivery and customer count, partially offset by a decline in media and solutions products. OEM and National revenue of $15.7 million was down 3% year-over-year though up 15% quarter-over-quarter as OEM advertising recovered sequentially, as expected.

Total operating expenses for the third quarter were $153.0 million compared to $164.8 million in the prior year period, down 7% year-over-year. While depreciation and amortization continued to decrease, the Company drove operating leverage by active cost management and improved efficiencies within General and Administrative and Sales and Marketing expenses. Adjusted operating expenses were $142.4 million, down 5% year-over-year, largely reflecting the aforementioned factors.

Net income for the third quarter was $16.3 million, or $0.30 per diluted share, compared to $7.7 million, or $0.12 per diluted share, in the year-ago period. The change in Net income is primarily attributable to higher operating income. Adjusted net income for the third quarter was $32.3 million, or $0.58 per diluted share, compared to $30.4 million, or $0.48 per diluted share a year ago.

Adjusted EBITDA for the third quarter was $55.8 million, or 30.7% of revenue, compared to $54.6 million, or 30.1% of revenue in the year-ago period.

Cash Flow and Balance Sheet

Net cash provided by operating activities for the nine months ended September 30, 2026 was $114.7 million, compared to $114.5 million in the prior year. Free cash flow for the nine months ended September 30, 2026 totaled $97.3 million, compared to $94.5 million in the prior year.

The Company repaid $5 million of debt during the quarter, reducing total debt outstanding to $445.0 million as of September 30, 2026. Total liquidity as of September 30, 2026 was $369.6 million, which is defined as Cash and cash equivalents of $64.6 million and revolver capacity of $305.0 million.

Share Repurchase

The Company repurchased 1.4 million shares of common stock for $16 million in the third quarter, and 7.6 million shares of common stock for $74 million for the nine months ended September 30, 2026. The Company’s 2026 share repurchase target remains $90 million, reflecting its commitment to returning capital to stockholders. Shares repurchased and retired year-to-date through September 30, 2026 represent over 12% of the Company’s common shares outstanding as of prior year-end.

As of September 30, 2026, approximately $100.2 million remains available under the current share repurchase authorization, which expires in February 2028.

Outlook

Full Year 2026

The Company reaffirms its full year 2026 guidance:

•
Revenue is expected to be flat to up 2% year-over-year, reflecting growth in Marketplace revenue and pressure in Dealer and OEM media products amid current market conditions.
•
Adjusted EBITDA margin is expected to be between 29.0% to 30.0%.

Q3 2026 Earnings Call

As previously announced, management will hold a conference call and webcast today at 8:00 a.m. CT. This webcast may be accessed at the Cars.com Investor Relations website, investor.cars.com. An archive of the webcast will be available at investor.cars.com following the conclusion of the call.

About Cars.com Inc.

Cars.com Inc. (NYSE: CARS) is a leading marketplace for automotive sales. For over 25 years, we've combined the most reviews in the industry, straight answers, and tools that cut through the noise to help shoppers make confident car decisions. Our scaled marketplace paired with interconnected technology, data, and media gives dealers and OEMs everything they need to sell more cars. Learn more at Cars.com.

Non-GAAP Financial Measures

This earnings release discusses Adjusted EBITDA, Adjusted EBITDA margin, Adjusted net income, Adjusted net income per diluted share, Free Cash Flow and Adjusted Operating Expenses. These financial measures are not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These financial measures are presented as supplemental measures of operating performance because the Company believes they provide meaningful information regarding the Company’s performance and provide a basis to compare operating results between periods. In addition, the Company uses Adjusted EBITDA as a measure for determining incentive compensation targets. Adjusted EBITDA is also used as a performance measure under the Company’s credit agreement and includes adjustments such as the items defined below and other further adjustments, which are defined in the credit agreement. These non-GAAP financial measures are frequently used by the Company’s lenders, securities analysts, investors and other interested parties to evaluate companies in the Company’s industry.

While a reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to, as applicable, the timing, amount, valuation and number of future employee equity awards and the uncertainty relating to the timing, frequency, and effect of acquisitions and the significance of the resulting transaction-related expenses, the Company has provided a reconciliation of non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP in this earnings release, see "Non-GAAP Reconciliations" below.

Other companies may define or calculate these measures differently, limiting their usefulness as comparative measures. Because of these limitations, non-GAAP financial measures should not be considered in isolation or as substitutes for performance measures calculated in accordance with GAAP. Definitions of these non-GAAP financial measures and reconciliations to the most directly comparable GAAP financial measures are presented in the tables below.

The Company defines Adjusted EBITDA as net income (loss) before (1) interest expense, net, (2) income tax (benefit) expense, (3) depreciation, (4) amortization of intangible assets, (5) stock-based compensation expense, (6) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, (7) unrealized foreign currency exchange gains and losses, and (8) certain other items, such as transaction-related items, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

Transaction-related items result from actual or potential transactions such as business combinations, mergers, acquisitions, dispositions, spin-offs, financing transactions, and other strategic transactions, including, without limitation, (1) transaction-related bonuses and (2) expenses for advisors and representatives such as investment bankers, consultants, attorneys and accounting firms. Transaction-related items may also include, without limitation, transition and integration costs such as retention bonuses and acquisition-related milestone payments to acquired employees, consulting, compensation and other incremental costs associated with integration projects, fair value changes to contingent considerations and amortization of deferred revenue related to the AccuTrade acquisition.

The Company defines Adjusted Net Income as GAAP net (loss) income excluding, net of their related tax effects: (1) amortization of intangible assets, (2) stock-based compensation expense, (3) unrealized mark-to-market adjustments and cash transactions related to derivative instruments, (4) unrealized foreign currency exchange gains and losses, and (5) certain other items, such as transaction-related costs, severance, transformation and other exit costs and write-off and impairments of goodwill, intangible assets and other long-lived assets.

The Company defines Free Cash Flow as net cash provided by operating activities less capital expenditures, including purchases of property and equipment and capitalization of internally developed technology.

The Company defines Adjusted Operating Expenses as total operating expenses adjusted to exclude stock-based compensation, write-off and impairments of goodwill, intangible assets, long-lived assets, severance, transformation and other exit costs and transaction-related items.

Key Metric Definitions

Average Monthly Unique Visitors (“UVs”) and Traffic (“Visits”). The Company defines UVs in a given month as the number of distinct visitors that engage with its platform during that month. Visitors are identified upon first visit to an individual Cars.com property on an individual device/browser combination or installation of one of its mobile apps on an individual device. If a visitor accesses more than one of its web properties or apps or uses more than one device or browser, each of those unique property/browser/app/device combinations counts toward the number of UVs. Traffic is defined as the number of visits to Cars.com desktop and mobile properties (responsive sites and mobile apps). The Company measures UVs and Traffic via RudderStack. These metrics do not include traffic to Dealer Inspire, D2C Media, or DealerClub websites.

Monthly Average Revenue Per Dealer ("ARPD"). The Company believes that its ability to grow ARPD is an indicator of the value proposition of its platform. The Company defines ARPD as Dealer revenue, excluding digital advertising services and DealerClub, during the period divided by the monthly average number of Dealer Customers during the same period.

Dealer Customers. Dealer Customers represent dealerships using the Company’s products as of the end of each reporting period. Each physical or virtual dealership location is counted separately, whether it is a single-location proprietorship or part of a large, consolidated dealer group. Multi-franchise dealerships at a single location are counted as one dealer. Dealer Customer metrics do not include DealerClub.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the federal securities laws. All statements other than statements of historical facts are forward-looking statements. These statements often use words such as “believe,” “expect,” “project,” “anticipate,” “outlook,” “intend,” “strategy,” “plan,” “estimate,” “target,” “seek,” “will,” “may,” “would,” “should,” “could,” “forecasts,” “mission,” “strive,” “more,” “goal” or similar expressions. Forward-looking statements are based on our current expectations, beliefs, strategies, estimates, projections and assumptions, experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we think are appropriate. Such forward-looking statements are based on estimates and assumptions that, while considered reasonable by Cars Commerce and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. While Cars Commerce and its management make such statements in good faith and believe such judgments are reasonable, you should understand that these statements are not guarantees of future strategic action, performance or results. Our actual results, performance, achievements, strategic actions or prospects could differ materially from those expressed or implied by these forward-looking statements. Given these uncertainties, you should not rely on forward-looking statements in making investment decisions. When we make comparisons of results between current and prior periods, we do not intend to express any future trends, or indications of future performance, unless expressed as such, and you should view such comparisons as historical data. Whether or not any such forward-looking statement is in fact achieved will depend on future events, some of which are beyond our control.

Forward-looking statements are subject to a number of risks, uncertainties and other important factors, many of which are beyond our control, that could cause our actual results and strategic actions to differ materially from those expressed in the forward-looking statements contained in this press release. For a detailed discussion of many of these and other risks and uncertainties, see “Part I, Item 1A., Risk Factors” and “Part II, Item 7., Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2025, as filed with the Securities and Exchange Commission (“SEC”) on February 26, 2026 and our other filings filed with the SEC and available on our website at investor.cars.com or via EDGAR at www.sec.gov.

You should evaluate all forward-looking statements made in this press release in the context of these risks and uncertainties. The forward-looking statements contained in this press release are based only on information currently available to us and speak only as of the date of this press release. We undertake no obligation, other than as may be required by law, to update or revise any forward-looking or cautionary statements to reflect changes in assumptions, the occurrence of events, unanticipated or otherwise, or changes in future operating results over time or otherwise. The forward-looking statements in this report are intended to be subject to the safe harbor protection provided by the federal securities laws.

Cars.com Inc. Investor Relations Contact:

Katherine Chen

kchen@cars.com

Cars.com Inc. Media Contact:

Christine Spinelli

pr@cars.com

###

Cars.com Inc.
Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue:
Dealer	$163,408	$162,009	$489,763	$479,630
OEM and National	15,688	16,180	43,608	49,096
Other	2,787	3,384	8,669	10,610
Total revenue	181,883	181,573	542,040	539,336
Operating expenses:
Cost of revenue and operations	31,743	30,063	93,769	92,151
Product and technology	28,154	28,625	86,336	88,659
Marketing and sales	56,521	59,382	179,076	179,989
General and administrative	20,220	23,234	59,044	64,650
Depreciation and amortization	16,356	23,464	50,417	75,376
Total operating expenses	152,994	164,768	468,642	500,825
Operating income	28,889	16,805	73,398	38,511
Nonoperating expenses:
Interest expense, net	(7,211)	(7,631)	(21,839)	(22,943)
Other (expense) income, net	(226)	1,528	(1,865)	3,869
Total nonoperating expense, net	(7,437)	(6,103)	(23,704)	(19,074)
Income before income taxes	21,452	10,702	49,694	19,437
Income tax expense	5,113	3,044	14,114	6,783
Net income	$16,339	$7,658	$35,580	$12,654
Weighted-average common shares outstanding:
Basic	53,678	61,708	56,181	63,133
Diluted	55,322	63,070	57,525	63,844
Net income per share:
Basic	$0.30	$0.12	$0.63	$0.20
Diluted	0.30	0.12	0.62	0.20

Cars.com Inc.
Consolidated Balance Sheets
(In thousands, except per share data)

	September 30, 2026	December 31, 2025
	(unaudited)
Assets:
Current assets:
Cash and cash equivalents	$64,553	$56,236
Accounts receivable, net	135,228	131,945
Prepaid expenses	18,509	15,491
Other current assets	5,384	7,920
Total current assets	223,674	211,592
Property and equipment, net	33,428	35,223
Goodwill	165,684	167,207
Intangible assets, net	494,469	527,082
Deferred tax assets, net	77,240	88,594
Investments and other assets, net	30,428	32,720
Total assets	$1,024,923	$1,062,418
Liabilities and stockholders' equity:
Current liabilities:
Accounts payable	$32,520	$27,749
Accrued compensation	19,860	38,074
Other accrued liabilities	57,828	47,564
Total current liabilities	110,208	113,387
Noncurrent liabilities:
Long-term debt, net	442,434	451,516
Deferred tax liabilities, net	5,754	6,241
Other noncurrent liabilities	17,902	18,744
Total noncurrent liabilities	466,090	476,501
Total liabilities	576,298	589,888
Commitments and contingencies
Stockholders' equity:
Preferred Stock at par, $0.01 par value; 5,000 shares authorized; no shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	—	—
Common Stock at par, $0.01 par value; 300,000 shares authorized; 52,562 and 58,636 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	526	586
Additional paid-in capital	1,355,844	1,413,994
Accumulated deficit	(905,914)	(941,494)
Accumulated other comprehensive loss	(1,831)	(556)
Total stockholders' equity	448,625	472,530
Total liabilities and stockholders' equity	$1,024,923	$1,062,418

Cars.com Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net income	$35,580	$12,654
Adjustments to reconcile Net income to Net cash provided by operating activities:
Depreciation	18,819	23,077
Amortization of intangible assets	31,598	52,299
Stock-based compensation	20,254	22,433
Deferred income taxes	11,096	6,269
Provision for doubtful accounts	2,418	1,501
Amortization of debt issuance costs	1,430	1,430
Unrealized loss (gain) on foreign currency denominated transactions	1,675	(1,440)
Other, net	1,276	2,284
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(6,106)	4,057
Prepaid expenses and other assets	627	(8,050)
Accounts payable	4,852	(320)
Accrued compensation	(19,348)	(8,119)
Other liabilities	10,495	6,446
Net cash provided by operating activities	114,666	114,521
Cash flows from investing activities:
Payments for acquisitions, net of cash acquired	—	(24,769)
Capitalization of internally developed technology	(16,512)	(16,131)
Purchase of property and equipment	(852)	(3,901)
Proceeds from sale of equity investment	—	9,481
Net cash used in investing activities	(17,364)	(35,320)
Cash flows from financing activities:
Proceeds from Revolving Loan borrowings	—	10,000
Payments of Revolving Loan borrowings and long-term debt	(10,000)	(15,000)
Payments for stock-based compensation plans, net	(4,258)	(5,227)
Repurchases of common stock	(74,331)	(64,339)
Net cash used in financing activities	(88,589)	(74,566)
Effect of exchange rate changes on Cash and cash equivalents	(396)	(236)
Net increase in Cash and cash equivalents	8,317	4,399
Cash and cash equivalents at beginning of period	56,236	50,673
Cash and cash equivalents at end of period	$64,553	$55,072
Supplemental cash flow information:
Cash (received) paid for income taxes	$(1,732)	$2,223
Cash paid for interest	15,651	17,053

Cars.com Inc.
Non-GAAP Reconciliations
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Income to Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income	$16,339	$7,658	$35,580	$12,654
Interest expense, net	7,211	7,631	21,839	22,943
Income tax expense	5,113	3,044	14,114	6,783
Depreciation and amortization	16,356	23,464	50,417	75,376
Stock-based compensation, including related payroll tax expense	5,883	7,701	20,632	23,162
Transaction-related and other one-time items	4,689	4,068	15,371	16,609
Non-operating foreign exchange loss (gain)	226	1,065	1,865	(1,277)
Adjusted EBITDA	$55,817	$54,631	$159,818	$156,250

Reconciliation of Net Income and Net Income Per Diluted Share to Adjusted Net Income and Adjusted Net Income Per Diluted Share

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share	Amount	Per Diluted Share
Net income and net income per diluted share	$16,339	$0.30	$7,658	$0.12	$35,580	$0.62	$12,654	$0.20
Stock-based compensation, including related payroll tax expense	5,883	0.11	7,701	0.12	20,632	0.36	23,162	0.36
Amortization of intangible assets	10,522	0.19	17,463	0.28	31,598	0.55	52,299	0.82
Transaction-related items	-	-	2,864	0.04	6	-	8,530	0.13
Non-operating foreign exchange loss (income)	226	-	1,065	0.02	1,865	0.03	(1,277)	(0.02)
Other one-time items	4,689	0.08	1,204	0.02	15,365	0.26	8,079	0.13
Income tax impact of adjustments	(5,330)	(0.10)	(7,574)	(0.12)	(17,367)	(0.30)	(22,698)	(0.36)
Adjusted net income and adjusted net income per diluted share	$32,329	$0.58	$30,381	$0.48	$87,679	$1.52	$80,749	$1.26

Adjusted net income per share, diluted	$0.58		$0.48		$1.52		$1.26
Weighted-average common shares outstanding, diluted	55,322		63,070		57,525		63,844

Reconciliation of Net cash provided by operating activities to Free cash flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$59,046	$58,838	$114,666	$114,521
Capitalization of internally developed technology	(5,198)	(5,637)	(16,512)	(16,131)
Purchase of property and equipment	(43)	(559)	(852)	(3,901)
Free cash flow	$53,805	$52,642	$97,302	$94,489

Reconciliation of Operating expenses to Adjusted operating expenses for the Three Months Ended September 30, 2026:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$31,743	$(1,341)	$(254)	$30,148
Product and technology	28,154	(933)	(2,085)	25,136
Marketing and sales	56,521	(36)	(1,293)	55,192
General and administrative	20,220	(2,379)	(2,251)	15,590
Depreciation and amortization	16,356	—	—	16,356
Total operating expenses	$152,994	$(4,689)	$(5,883)	$142,422

Total nonoperating expense, net	$(7,437)	$226	$—	$(7,211)

(1) Includes unrealized gains and losses on foreign currency denominated transactions, write-off of long-lived assets, severance and transformation and other exit costs.

Reconciliation of Operating expenses to Adjusted operating expenses for the Three Months Ended September 30, 2026:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$31,743	$(1,341)	$(254)	$30,148
Product and technology	28,154	(933)	(2,085)	25,136
Marketing and sales	56,521	(36)	(1,293)	55,192
General and administrative	20,220	(2,379)	(2,251)	15,590
Depreciation and amortization	16,356	—	—	16,356
Total operating expenses	$152,994	$(4,689)	$(5,883)	$142,422

Total nonoperating expense, net	$(7,437)	$226	$—	$(7,211)

(1) Includes unrealized gains and losses on foreign currency denominated transactions, write-off of long-lived assets, severance and transformation and other exit costs.

Reconciliation of Operating expenses to Adjusted operating expenses for the Three Months Ended September 30, 2025:

	As Reported (1)	Adjustments (1)(2)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$30,063	$—	$(222)	$29,841
Product and technology	28,625	(1,045)	(2,314)	25,266
Marketing and sales	59,382	(89)	(1,493)	57,800
General and administrative	23,234	(5,527)	(3,672)	14,035
Depreciation and amortization	23,464	—	—	23,464
Total operating expenses	$164,768	$(6,661)	$(7,701)	$150,406

Total nonoperating expense, net	$(6,103)	$(1,528)	$—	$(7,631)

(1) Certain prior year balances have been reclassified to conform to the current year presentation.

(2) Includes transaction-related items, unrealized gains and losses on foreign currency denominated transactions, severance, write-off of long-lived assets and transformation and other exit costs.

Reconciliation of Operating expenses to Adjusted operating expenses for the Nine Months Ended September 30, 2026:

	As Reported	Adjustments (1)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$93,769	$(2,170)	$(739)	$90,860
Product and technology	86,336	(5,204)	(6,617)	74,515
Marketing and sales	179,076	(2,887)	(4,833)	171,356
General and administrative	59,044	(5,110)	(8,443)	45,491
Depreciation and amortization	50,417	—	—	50,417
Total operating expenses	$468,642	$(15,371)	$(20,632)	$432,639

Total nonoperating expense, net	$(23,704)	$1,865	$—	$(21,839)

(1) Includes severance, unrealized gains and losses on foreign currency denominated transactions, write-off of long-lived assets and transformation and other exit costs.

Reconciliation of Operating expenses to Adjusted operating expenses for the Nine Months Ended September 30, 2025:

	As Reported (1)	Adjustments (1)(2)	Stock-Based Compensation	As Adjusted
Cost of revenue and operations	$92,151	$(602)	$(625)	$90,924
Product and technology	88,659	(3,967)	(7,294)	77,398
Marketing and sales	179,989	(2,799)	(5,263)	171,927
General and administrative	64,650	(11,833)	(9,980)	42,837
Depreciation and amortization	75,376	—	—	75,376
Total operating expenses	$500,825	$(19,201)	$(23,162)	$458,462

Total nonoperating expense, net	$(19,074)	$(3,869)	$—	$(22,943)

(1) Certain prior year balances have been reclassified to conform to the current year presentation.

(2) Includes transaction-related items, severance, unrealized gains and losses on foreign currency denominated transactions, write-off of long-lived assets and transformation and other exit costs.